EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


(DOLLARS IN MILLIONS)                                           Six months ended
                                                                   June 30, 1999
                                                                ----------------
GE EXCEPT GECS
Earnings (a)                                                            $ 6,686
Less:    Equity in undistributed earnings of General Electric
         Capital Services, Inc. (b)                                      (1,329)
Plus:    Interest and other financial
         charges included in expense                                        404
         One-third of rental expense  (c)                                    95
                                                                        -------
Adjusted "earnings"                                                     $ 5,856
                                                                        =======
Fixed Charges:
         Interest and other financial charges                             $ 404
         Interest capitalized                                                11
         One-third of rental expense (c)                                     95
                                                                        -------
Total fixed charges                                                       $ 510
                                                                        =======
Ratio of earnings to fixed charges                                        11.48
                                                                        =======
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings (a)                                                            $ 7,506
Plus:    Interest and other financial charges
         included in expense                                              4,730
         One-third of rental expense   (c)                                  266
                                                                        -------
Adjusted "earnings"                                                    $ 12,502
                                                                        =======
Fixed Charges:
         Interest and other financial charges                           $ 4,730
         Interest capitalized                                                59
         One-third of rental expense  (c)                                   266
                                                                        -------
Total fixed charges                                                     $ 5,055
                                                                        =======
Ratio of earnings to fixed charges                                         2.47
                                                                        =======
(a)  Earnings before income taxes and minority interest.
(b)  Earnings after income taxes, net of dividends.
(c)  Considered to be representative of interest factor in rental expense.